Exhibit 10.2

KITE PHARMA, INC.

2014 EQUITY INCENTIVE PLAN

SECTION 1.

DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a) “Administrator” shall mean the Board of Directors of the Company, or one or more Committees appointed by the Board, as the case may be.

(b) “Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

(c) “Award” shall mean any grant of an Option, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of any crime involving fraud, dishonesty or moral turpitude; (ii) the Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company that results in (or might have reasonably resulted in) material harm to the business of the Company; (iii) the Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any statutory duty that the Participant owes to the Company; or (iv) the Participant’s conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company; provided, however, that the action or conduct described in clauses (iii) and (iv) above will constitute “Cause” only if such action or conduct continues after the Company has provided the Participant with written notice thereof and thirty (30) days to cure the same.

(g) “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events. For purposes of this definition, a person, entity or group shall be deemed to “Own,” to have “Owned,” to be the

“Owner” of, or to have acquired “Ownership” of securities if such person, entity or group directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(i) Any person, entity or group becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other person, entity or group from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any person, entity or group (the “Subject Person”) exceeds fifty percent (50%) of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person to more than fifty percent (50%), then a Change in Control shall be deemed to occur;

(ii) There is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) There is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the total gross value of the consolidated assets of the Company and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of total gross value of the consolidated assets of the Company and its subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition (for purposes of this Section 1(d)(iii), “gross value” means the value of the assets of the Company or the value of the assets being disposed of, as the case may be, determined without regard to any liabilities associated with such assets); or

(iv) Individuals who, at the beginning of any consecutive twelve-month period, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board at any time during that consecutive twelve-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office or stockholders of the Company at the beginning of such twelve-month period, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required, the determination of whether a Change of Control has occurred shall be made in accordance with Internal Revenue Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

(h) “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board. To the extent necessary for compliance with Rule 16b-3, or any successor provision, each of the members of the Committee shall be a “non-employee director.” Solely for purposes of this Section 1(e), “non-employee director” shall have the same meaning as set forth in Rule 16b-3 under the Exchange Act, or any successor provision, as then in effect. Further, to the extent necessary for compliance with the limitations set forth in Internal Revenue Code Section 162(m), each of the members of the Committee shall be an “outside director” within the meaning of Code Section 162(m) and the regulations issued thereunder.

(i) The “Company” shall mean Kite Pharma, Inc., a Delaware corporation.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Administrator or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Administrator or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(k) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(m) “Fair Market Value” as of any date shall mean the value of the Common Stock determined as follows:

(i) if such stock is listed on any established stock exchange or traded on any established market, unless otherwise determined by the Board, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by Bloomberg or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock;

(ii) if such stock is quoted by the OTC Bulletin Board, unless otherwise determined by the Board, the price of such stock at the close of the regular trading session of the OTC Bulletin Board on such date, as reported by Bloomberg or a comparable reporting service, or if no sale of such stock shall have occurred on such date, on the next preceding date on which there was a sale of stock; provided, however, that if there are not reported sales on the OTC Bulletin Board, then the price of such stock shall be the average of the closing “bid” and “asked” prices quoted on the OTC Bulletin Board on such date;

(iii) if such stock is not listed on an established exchange or market and is not quoted on the OTC Bulletin Board, unless otherwise determined by the Board, the price of such stock the average of the closing “bid” and “asked” prices quoted by the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or

(iv) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(n) “Incentive Stock Option” means an Option granted pursuant to Section 9of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code and the rules and regulations promulgated thereunder.

(o) The “Internal Revenue Code” or “Code” is the Internal Revenue Code of 1986, as amended from time to time, including any applicable regulations and guidance thereunder.

(p) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(q) “New Shares” has the meaning provided in Section 6(b)(i) of the Plan.

(r) “Nonqualified Stock Option” means an Option granted pursuant to Section 10 of the Plan that does not, at the time of grant or thereafter, qualify as an Incentive Stock Option.

(s) “Option” means an Incentive Stock Option or Nonqualified Stock Option to purchase shares of Common Stock pursuant to the Plan.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(u) “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(v) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(w) “Performance Award” shall mean any Performance Shares or Performance Units granted pursuant to Section 12 hereof.

(x) “Performance Objective(s)” shall mean one or more performance objectives established by the Administrator, in its sole discretion, for Awards granted under this Plan. For any Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), the Performance Objectives shall be limited to any one, or a combination of the following criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) employee retention; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) initiation of phases of clinical trials and/or studies by specified dates; (39) patient enrollment rates; (40) budget management;

(41) regulatory body approval with respect to products, studies and/or trials; and (42) commercial launch of products

(y) “Performance Period” shall mean the period, established at the time any Performance Award is granted or at any time thereafter, during which any Performance Objectives specified by the Administrator with respect to such Performance Award are to be measured. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(z) “Performance Share” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of shares of Common Stock of the Company upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(aa) “Performance Unit” shall mean any grant pursuant to Section 12 hereof of an Award, which value, if any, shall be paid to a Participant by delivery of cash upon achievement of such Performance Objectives during the Performance Period as the Administrator shall establish at the time of such grant or thereafter.

(bb) The “Plan” means the Kite Pharma, Inc. 2014 Equity Incentive Plan (previously called the 2009 Equity Incentive Plan before the Restatement), as amended hereafter from time to time, including the form of Agreements as they may be modified by the Administrator from time to time.

(cc) The “Restatement” means this Plan as amended and restated by the Board on June 6, 2014.

(dd) “Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Stock of the Company or the grant of any restricted stock units pursuant to Section 11 hereof.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Stock,” “Option Stock” or “Common Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 14).

(gg) “Stock Appreciation Right” or “SAR” shall mean a grant pursuant to Section 13 hereof.

(hh) A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of the Company’s outstanding Stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.

PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of Options which will qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, pursuant to Section 9 of this Plan; through the granting of Nonqualified Stock Options pursuant to Section 10 of this Plan; through the granting of Restricted Stock Awards and Restricted Stock Unit Awards pursuant to Section 11 of this Plan; through the granting of Performance Awards pursuant to Section 12 of this Plan; and through the granting of Stock Appreciation Rights pursuant to Section 13 of this Plan.

SECTION 3.

EFFECTIVE DATE OF PLAN

The Plan was effective in June 2009, which was the date of adoption by the Board of Directors. The Plan was originally approved by the stockholders of the Company as required in Section 2 on August 10, 2009. The Restatement shall become effective on the IPO Date.

Adoption of the Restatement shall be and is expressly subject to the condition of approval by the stockholders of the Company within twelve (12) months before or after the adoption of the Restatement by the Board of Directors. Awards may be granted prior to the date the Restatement is approved by the stockholders of the Company; provided, however, that any Incentive Stock Options granted after adoption of the Restatement by the Board of Directors which draw from the New Shares added to the Share Reserve in connection with the Restatement shall be treated as Nonqualified Stock Options if stockholder approval is not obtained within such twelve-month period.

SECTION 4.

ADMINISTRATION

(a) Administration by the Board. The Plan shall be administered by the Board of Directors of the Company (hereinafter referred to as the “Board”) or by a Committee which may be appointed by the Board from time to time to administer the Plan (hereinafter collectively referred to as the “Administrator”).

(b) Powers of the Administrator. The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective agreements evidencing each Award (which may vary from Participant to Participant), and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned. Except as otherwise provided herein, the Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to the authority:

(i) To determine whether an Award shall be granted; the individuals to whom, and the time or times at which, Awards shall be granted; the number of shares subject to each Award; the exercise price; and the performance criteria, if any, and any other terms and conditions of each Award.

(ii) To correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.

(vi) To amend the terms of any one or more outstanding Awards. Except with respect to amendments that disqualify or impair the status of an Incentive Stock Option or as otherwise provided in the Plan or an Award Agreement, no amendment of an outstanding Award will materially impair that Participant’s rights under his or her outstanding Award without his or her written consent. To be clear, unless prohibited by applicable law, the Board may amend the terms of an Award without the affected Participant’s consent if necessary (A) to maintain the qualified status of the Award as an Incentive Stock Option, (B) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code, or (C) to comply with other applicable laws.

(vii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by employees, directors or consultants who are foreign nationals or employed outside the United States.

(viii) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Award; (B) the cancellation of any outstanding Award and the grant in substitution therefor of a new Award of the same or different type, a cash award and/or an award of other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to an Officer. The Board or the Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate employees, consultants and advisors who are not Officers to be recipients of Awards the terms of such Awards (to the extent permitted by applicable law), and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such recipients; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of

Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a director) to determine the Fair Market Value of the Common Stock.

(d) Effect of Board’s Decision. The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

(e) Disclaimer of Liability. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan. In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.

PARTICIPANTS

(a) Eligibility. The Administrator shall from time to time, at its discretion and without approval of the stockholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom Awards shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive Awards hereunder unless such consultant or advisor renders bona fide services to the Company or any Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator shall, from time to time, at its discretion and without approval of the stockholders, designate those employees of the Company or any Affiliate to whom Awards, including Incentive Stock Options shall be granted under this Plan. The Administrator may grant additional Awards, including Incentive Stock Options, under this Plan to some or all Participants then holding Awards, or may grant Awards solely or partially to new Participants. In designating Participants, the Administrator shall also determine the number of shares to be optioned or awarded to each such Participant and the performance criteria applicable to each Performance Award. The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.

(b) Section 162(m) Limitations. Notwithstanding anything in the Plan to the contrary, for any Awards granted under the Plan that are intended to qualify as “performance-based compensation” under Code Section 162(m), the following limits will apply:

(i) In no event shall a Participant be granted Options or Stock Appreciation Rights during any fiscal year of the Company covering in the aggregate more than One Million (1,000,000) shares of Stock, subject to adjustment as provided in Section 15; provided, however, that a share of Stock subject to a Stock Appreciation Right that is granted in tandem with an Option shall count as one share against this limitation.

(ii) In no event shall a Participant be granted Restricted Stock Awards or, to the extent payable in or measured by the value of shares of Stock, Restricted Stock Unit Awards during any fiscal year of the Company covering in the aggregate more than One Million (1,000,000) shares of Stock, subject to adjustment as provided in Section 15.

(iii) To the extent payable in or measured by the value of shares of Stock, in no event shall a Participant be granted Performance Awards during any fiscal year of the Company covering in the aggregate more than One Million (1,000,000) shares of Stock, subject to adjustment as provided in Section 15.

SECTION 6.

STOCK SUBJECT TO THE PLAN

(a) Source of Stock. The Stock to be issued under this Plan shall consist of authorized but unissued shares of Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Share Reserve.

(i) Subject to Section 14 of the Plan regarding capitalization adjustments, and Section 6(c) below regarding the Evergreen, the maximum aggregate number of shares of Stock reserved and available for Awards under the Plan is 9,150,000 shares (the “Share Reserve”), which number is equal to the sum of (A) 6,500,000 shares that represented the Plan’s available reserve prior to the Restatement, and (B) 2,650,000 additional shares added in connection with the Restatement (the “New Shares”).

(ii) All shares of Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.

(iii) For clarity, the Share Reserve is a limitation on the number of shares of Common Stock that may be issued under the Plan, but not a limit on the number of Stock Awards that can be granted, since a single share may be subject to grant more than once if a share is forfeited or otherwise reverts to the Share Reserve as provided in Section 6(d) below.

(iv) Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(c) Evergreen. The Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2024, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(d) Reversion of Shares to the Share Reserve. The following shares of Stock shall continue to be reserved and available for Awards granted pursuant to the Plan: (i) any outstanding Award that expires for any reason, (ii) any portion of an outstanding Option or Stock Appreciation Right that is terminated prior to exercise, (iii) any portion of an Award that is forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant , (iv) shares of Stock used to pay the exercise price under any Award, (v) shares of Stock used to satisfy any tax withholding obligation attributable to any Award, whether such shares are withheld by the Company or tendered by the Participant, and (vi) shares of Stock covered by an Award to the extent the Award is settled in cash.

SECTION 7.

DURATION OF PLAN

Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date of the Restatement, subject to Section 3. Other Awards may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Administrator.

SECTION 8.

PAYMENT

(a) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Administrator in its sole discretion, by any combination of the methods of payment set forth below. The Administrator may, in its sole discretion, limit the forms of payment available to the Participant and may exercise such discretion any time prior to the termination of the Option granted to the Participant or upon any exercise of the Option by the Participant. The permitted methods of payment are as follows:

(i) in cash, with a personal check or certified check, or bank draft or money order payable to the Company,

(ii) by the transfer from the Participant to the Company of previously owned shares of Common Stock,

(iii) through the withholding of shares of Stock from the number of shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement),

(iv) through broker-assisted cashless exercise, or

(v) in any other form of legal consideration that may be acceptable to the Administrator and specified in the applicable Award Agreement.

(b) Additional Rules for Payment with Stock. Any stock tendered as part of such payment shall be valued at such stock’s then Fair Market Value, or such other form of payment as may be authorized by the Administrator. In the event the Optionee elects to pay the exercise price in whole or in part with previously owned shares of Common Stock or through a net share settlement, the Fair Market Value of the shares of Stock delivered or withheld shall equal the total exercise price for the shares being purchased in such manner. “Previously-owned shares” means shares of the Company’s Common Stock which the Participant has owned for at least six (6) months prior to the exercise of the Option, or for such other period of time, if any, as may be required by generally accepted accounting principles. With respect to payment in the form of Common Stock of the Company, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3 under the Exchange Act, or any successor provision, if applicable.

SECTION 9.

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each Incentive Stock Option granted pursuant to this Section 9 shall be evidenced by a written Award Agreement (the “Incentive Stock Option Agreement”). The Incentive Stock Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Incentive Stock Option Agreement shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Option Price. The Incentive Stock Option Agreement shall state the total number of shares covered by the Incentive Stock Option. Except as permitted by Code Section 424(a), or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the option price per share of an Incentive Stock Option granted to such Participant shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Company’s Common Stock on the date of the grant of the Option. The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b) Term and Exercisability of Incentive Stock Option. The term during which any Incentive Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. Except as permitted by Code Section 424(a), in no event shall any Incentive Stock Option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, the Incentive Stock Option granted to such Participant shall be exercisable during a term of not more than five (5) years after the date on which it is granted.

The Incentive Stock Option Agreement shall state when the Incentive Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an Incentive Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Incentive Stock Option Agreement. The Administrator may accelerate the exercisability of any Incentive Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c) Other Provisions. The Incentive Stock Option Agreement authorized under this Section 9 shall be deemed to incorporate the provisions of Section 14 and shall contain such other provisions as the Administrator shall deem advisable. Any such Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary to ensure that such Option will be considered an “incentive stock option” as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

SECTION 10.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each Nonqualified Stock Option granted pursuant to this Section 10 shall be evidenced by a written Award Agreement (a “Nonqualified Stock Option Agreement”). The Nonqualified Stock Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Nonqualified Stock Option Agreement shall comply with and be subject to the following terms and conditions:

(a) Number of Shares and Option Price. The Nonqualified Stock Option Agreement shall state the total number of shares covered by the Nonqualified Stock Option. Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Common Stock on the date the Administrator grants the Option.

(b) Term and Exercisability of Nonqualified Stock Option. The term during which any Nonqualified Stock Option granted under the Plan may be exercised shall be established in each case by the Administrator. The Nonqualified Stock Option Agreement shall state when the Nonqualified Stock Option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event a Nonqualified Stock Option is exercisable immediately, the manner of exercise of the Option in the event it is not exercised in full immediately shall be specified in the Nonqualified Stock Option Agreement. The Administrator may accelerate the exercisability of any Nonqualified Stock Option granted hereunder which is not immediately exercisable as of the date of grant.

(c) Transferability. A Nonqualified Stock Option shall be transferable, in whole or in part, by the Participant by will or by the laws of descent and distribution. In addition, the Administrator may, in its sole discretion, permit the Participant to transfer any or all Nonqualified Stock Options to any member of the Participant’s “immediate family” as such term is defined in Rule 16a-1(e) under the Exchange Act, or any successor provision, or to one or more trusts whose beneficiaries are members of such Participant’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Participant cannot receive any consideration for the transfer and such transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to such Nonqualified Stock Option immediately prior to its transfer.

(d) Other Provisions. The Nonqualified Stock Option Agreement authorized under this Section 10 shall be deemed to incorporate the provisions of Section 14 and shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by a written Award Agreement (the “Restricted Stock Agreement” or “Restricted Stock Unit Agreement,” as the case may be). The Restricted Stock Agreement or Restricted Stock Unit Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Restricted Stock Agreement or Restricted Stock Unit Agreement shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall state the total number of shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

(b) Risks of Forfeiture. The Restricted Stock Agreement or Restricted Stock Unit Agreement shall set forth the risks of forfeiture, if any, including risks of forfeiture based on Performance Objectives, which shall apply to the shares of Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse. The Administrator may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c) Issuance of Shares; Rights as Stockholder.

(i) With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall retain custody of such certificate until such time as the risks of forfeiture on such shares have lapsed. The Company may also place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation and return of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited. Except as otherwise provided herein, the Participant shall have all the rights of a stockholder with respect to the shares of Stock subject to the Restricted Stock Award during the period in which the shares are subject to risks of forfeiture, including without limitation, the right to vote such shares and receive all dividends attributable to such shares. As the risks of forfeiture on the shares of Stock subject to the Restricted Stock Award lapse, the Company shall promptly deliver, upon the Participant’s request, stock certificates that shall be free from any legend describing risks of forfeiture.

(ii) With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the Restricted Stock Units. The Administrator may, in its sole discretion, pay Restricted Stock Units in cash, shares of Stock or any combination thereof. If payment is made in shares of Stock, the Administrator shall cause to be issued one or more stock certificates in the Participant’s name and shall deliver such certificates to the Participant in satisfaction of such restricted stock units. Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d) Dividends and Dividend Equivalents. A Restricted Stock Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Administrator and contained in the Restricted Stock Unit Agreement. At the sole discretion of the Administrator, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Administrator. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(e) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be subject to a repurchase right or forfeiture condition upon the Participant’s termination of Continuous Service.

(f) Other Provisions. The Restricted Stock Agreement or Restricted Stock Unit Agreement authorized under this Section 11 shall be deemed to incorporate the provisions of Section 14 and shall contain such other provisions as the Administrator shall deem advisable.

SECTION 12.

PERFORMANCE AWARDS

Each Performance Award granted pursuant to this Section 12 shall be evidenced by a written Award Agreement (the “Performance Award Agreement”). The Performance Award Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Performance Award Agreement shall comply with and be subject to the following terms and conditions:

(a) Awards. Performance Awards in the form of Performance Units or Performance Shares may be granted to any Participant in the Plan. Performance Units shall consist of monetary awards which may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period. Performance Shares shall consist of shares of Stock or other Awards denominated in shares of Stock that may be earned or become vested in whole or in part if the Company or the Participant achieves certain Performance Objectives established by the Administrator over a specified Performance Period.

(b) Performance Objectives, Performance Period and Payment. The Performance Award Agreement shall set forth:

(i) the number of Performance Units or Performance Shares subject to the Performance Award, and the dollar value of each Performance Unit (if such award may be settled in cash);

(ii) one or more Performance Objectives established by the Administrator;

(iii) the Performance Period over which Performance Units or Performance Shares may be earned or may become vested;

(iv) the extent to which partial achievement of the Performance Objectives may result in a payment or vesting of the Performance Award, as determined by the Administrator; and

(v) the date upon which payment of Performance Units will be made or Performance Shares will be issued, as the case may be, and the extent to which such payment or the receipt of such Performance Shares may be deferred.

(c) Determination of Performance Objective. For a given Performance Period, the one or more Performance Objective(s) may be expressed on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Objective(s) at the time such objectives are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Objectives for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any Capitalization Adjustment, Change of Control or other similar corporate change; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Objective(s) and to define the manner of calculating the Performance Objective(s) it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to a Performance Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Objective(s) applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Objectives remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Objective(s) and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Objective(s) may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(e) Other Provisions. The Performance Award Agreement authorized under this Section 12 shall be deemed to incorporate the provisions of Section 14 and shall contain such other provisions as the Administrator shall deem advisable.

SECTION 13.

STOCK APPRECIATION RIGHTS

Each Stock Appreciation Right granted pursuant to this Section 13 shall be evidenced by a written stock appreciation right agreement (the “Stock Appreciation Right Agreement”). The Stock Appreciation Right Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Participant to Participant; provided, however, that each Participant and each Stock Appreciation Right Agreement shall comply with and be subject to the following terms and conditions:

(a) Awards. A Stock Appreciation Right shall entitle the Participant to receive, upon exercise, cash, shares of Stock, or any combination thereof, having a value equal to the excess of (i) the Fair Market Value of a specified number of shares of Stock on the date of such exercise, over (ii) a specified exercise price. Unless otherwise determined by the Administrator, the specified exercise price shall not be less than 100% of the Fair Market Value of such shares of Stock on the date of grant of the Stock Appreciation Right.

(b) Term and Exercisability. The term during which any Stock Appreciation Right granted under the Plan may be exercised shall be established in each case by the Administrator. The Stock Appreciation Right Agreement shall state when the Stock Appreciation Right becomes exercisable and shall also state the maximum term during which such Stock Appreciation Right may be exercised. In the event a Stock Appreciation Right is exercisable immediately, the manner of exercise of such Stock Appreciation Right in the event it is not exercised in full immediately shall be specified in the Stock Appreciation Right Agreement. The Administrator may accelerate the exercisability of any Stock Appreciation Right granted hereunder which is not immediately exercisable as of the date of grant.

(c) Other Provisions. The Stock Appreciation Right Agreement authorized under this Section 13 shall be deemed to incorporate the provisions of Section 14 and shall contain such other provisions as the Administrator shall deem advisable, including but not limited to any restrictions on the exercise of the Stock Appreciation Right which may be necessary to comply with Rule 16b-3 under the Exchange Act as then in effect.

SECTION 14.

OTHER TERMS OF AWARDS

(a) No Rights as Stockholder. A Participant (or the Participant’s successor or successors) shall have no rights as a stockholder with respect to any shares covered by an Option, Stock Appreciation Right or Restricted Stock Unit Award until the date of exercise or settlement with respect to such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date of exercise or settlement of such Award (except as otherwise provided in the Award Agreement or Section 15 of the Plan).

(b) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant pursuant to the terms of such consultant’s agreement with the Company or an Affiliate, or (iii) the service of a director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Transferability. The Administrator may, in its sole discretion, impose such limitations on the transferability of Awards as the Administrator will determine. In the absence of such a determination by the Administrator to the contrary, the following restrictions on the transferability of Awards will apply:

(i) Restrictions on Transfer. No Incentive Stock Option or Stock Appreciation Right will be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. No Restricted Stock Award or Restricted Stock Unit Award will be transferrable prior to the date the risks of forfeiture described in the Restricted Stock Agreement or Restricted Stock Unit Agreement have lapsed. The Administrator may permit transfer of Nonqualified Stock Options in a manner that is not prohibited by applicable tax and securities laws and as provided by Section 10(c).

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order or official marital settlement agreement. If an Option is an Incentive Stock

Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(d) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, an Option or Stock Appreciation Right will terminate upon the date on which the event giving rise to the termination for Cause first occurred, and the Participant will be prohibited from exercising his or her Option or Stock Appreciation Right from and after the date on which the event giving rise to the termination for Cause first occurred (or, if required by law, the date of termination of Continuous Service).

(e) Automatic Extension of Termination Date of Option or SAR. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from full-time to part-time) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such

Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(g) Withholding Taxes. The Company or its Affiliate shall be entitled to withhold and deduct from any future payments to the Participant all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Participant’s Award. In the event the Participant is required under the terms of the Award to pay the Company or its Affiliate, or make arrangements satisfactory to the Company or its Affiliate respecting payment of, such withholding and employment-related taxes, the Administrator may, in its discretion and pursuant to such rules as it may adopt, permit the Participant to satisfy such obligation, in whole or in part, by delivering shares of the Company’s Common Stock or by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant as a result of the exercise or settlement of the Award, or shares on which the risk of forfeiture has lapsed. Such shares shall have a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise. In no event may the Participant deliver shares, nor may the Company or any Affiliate withhold shares, having a Fair Market Value in excess of such statutory minimum required tax withholding. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 under the Exchange Act, or any successor provision, as then in effect, if applicable.

(h) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(i) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such

Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

(j) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.

SECTION 15.

RECAPITALIZATION, SALE, MERGER, EXCHANGE OR LIQUIDATION

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board may, in its sole discretion, adjust the class thereof number of shares of Stock reserved under Section 6 hereof, the class, number of shares and, if applicable, the price per share of Stock covered by each outstanding Award, and the class and maximum number of shares that may be awarded to any person pursuant to limits on Awards contained in Section 5(b) to reflect such change. Additional shares which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b) Change of Control. Unless otherwise provided in the agreement evidencing an Award, in the event of a Change of Control, the Board may provide for one or more of the following:

(i) the acceleration of the exercisability of any outstanding Options or Stock Appreciation Rights, the vesting and payment of any Performance Awards, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

(ii) the complete termination of this Plan, the cancellation of outstanding Options or Stock Appreciation Rights not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option or Stock Appreciation Right prior to the effective date of such Change of Control), the cancellation of any Performance Award and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

(iii) that Participants holding outstanding Options and Stock Appreciation Rights shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, as of the effective date of any such Change of Control, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such Change of Control over the price per share of such Options or Stock

Appreciation Rights; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such Change of Control, such shares having a value equal to the amount specified in this Section 15(c);

(iv) that Participants holding outstanding Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards shall receive, with respect to each share of Stock subject to such Awards, as of the effective date of any such Change of Control, cash in an amount equal to the Fair Market Value of such Stock on the date immediately preceding the effective date of such Change of Control; provided that the Board may, in lieu of such cash payment, distribute to such Participants shares of Common Stock of the Company or shares of stock of any corporation succeeding the Company by reason of such Change of Control, such shares having a value equal to the amount specified in this Section 15(d);

(v) the continuance of the Plan with respect to the exercise of Options or Stock Appreciation Rights which were outstanding as of the date of adoption by the Board of such plan for such Change of Control and the right to exercise such Options and Stock Appreciation Rights as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control; and

(vi) the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such Change of Control and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such Change of Control.

(vii) the continuance of the Plan with respect to Performance Awards and, to the extent applicable, the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason for such Change of Control.

The Board need not take the same action with respect to all Awards or with respect to all Participants. The Board may restrict the rights of or the applicability of this Section 15 to the extent necessary to comply with Section 16(b) of the Exchange Act, the Internal Revenue Code or any other applicable law or regulation.

(c) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(d) No Limit on Corporate Transactions. The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 16.

INVESTMENT PURPOSE

No shares of Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements. As a condition to the issuance of Stock to Participant, the Administrator may require Participant to (a) represent that the shares of Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act and any other applicable securities laws, and (b) represent that Participant shall not dispose of the shares of Stock in violation of the Securities Act or any other applicable securities laws.

As a further condition to the grant of any Option or the issuance of Stock to Participant, Participant agrees to the following:

(a) In the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act and the underwriter(s) seek to impose restrictions under which certain stockholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the Common Stock underlying Awards, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Common Stock without the prior written consent of the underwriter(s) or its representative(s).

(b) In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c) In the event of a Change of Control, Participant will comply with Rule 145 under the Securities Act and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued in connection with an Award pursuant to the Plan to assure compliance with this Section 16.

SECTION 17.

AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 14, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant. Notwithstanding the foregoing, no such revision or amendment shall (i) materially increase the number of shares subject to the Plan except as provided in Section 15 hereof, (ii) change the designation of the class of employees eligible to receive Awards, (iii) decrease the price at which Options may be granted, or (iv) materially increase the benefits accruing to Participants under the Plan, in each case, without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation or the applicable rules and regulations of any stock exchange on which the Common Stock is then listed. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause Incentive Stock Options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 18.

MISCELLANEOUS

(a) Choice of Law. The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(d) Securities Law Compliance. The Company will use commercially reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under applicable securities laws the Plan, any Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(e) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

KITE PHARMA, INC.

STOCK OPTION GRANT NOTICE

(2014 EQUITY INCENTIVE PLAN)

Kite Pharma, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby grants to Participant an option to purchase the number of shares of the Company’s Common Stock set forth below (the “Option”). This Option is subject to all of the terms and conditions as set forth in this notice, in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Stock Option Agreement will have the same definitions as in the Plan or the Stock Option Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option[1] ☐ Nonqualified Stock Option

Exercise Schedule:	Same as Vesting Schedule

Vesting Schedule:	[One-fourth (1/4th) of the shares vest one year after the Vesting Commencement Date; the balance of the shares vest in a series of thirty-six (36) successive equal monthly installments measured from the first anniversary of the Vesting Commencement Date, subject to Participant’s Continuous Service as of each such date.]

Payment:

By one or a combination of the following items (described in the Stock Option Agreement):

☒ By cash, check, bank draft or money order payable to the Company

☒ Pursuant to a broker assisted cashless exercise program

☒ By delivery of already-owned shares

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Stock Option Agreement and the Plan. Participant acknowledges and agrees that this Stock Option Grant Notice and the Stock Option Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Stock Option Agreement, and the Plan set forth the entire understanding between Participant and the Company regarding this Option and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) Options previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein.

[1]	If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

By accepting this option, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

KITE PHARMA, INC.		PARTICIPANT:

By:

	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Stock Option Agreement, 2014 Equity Incentive Plan and Notice of Option Exercise

ATTACHMENT I

Stock Option Agreement

KITE PHARMA, INC.

2014 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NONQUALIFIED STOCK OPTION)

Pursuant to the Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Kite Pharma, Inc. (the “Company”) has granted to Particpant an option under its 2014 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in the Grant Notice at the exercise price indicated in the Grant Notice (the “Exercise Price”). The Option is granted to Participant effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Stock Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Stock Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of the Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. Duration and Exercisability; Vesting. The term during which this Option may be exercised shall terminate on the date that is 10 years from the Grant Date (the “Expiration Date”), except to the extent a shorter term is provided for in Section 2 below. This Option shall be exercisable only to the extent that all, or any portion thereof, has vested in the Participant as set forth below. Subject to the provisions of Section 2 below, the Option shall vest as set forth in the Grant Notice.

2. Termination.

(a) Subject to Sections 2(b) and (c) below, unless otherwise expressly provided for in a definitive employment agreement between the Company and the Participant, in the event that the Participant’s Continuous Service is terminated, then upon such termination the vesting applicable to all unvested Option Shares shall cease immediately and the Participant shall have a period of 90 days to exercise the Option with respect to any and all vested Option Shares, after which time the Option shall expire.

(b) If Participant’s Continuous Service is terminated because of Participant’s permanent disability (as defined in Code Section 22(e), or any successor provision), this Option shall terminate on the earlier of (i) the close of business on the date that is 180 days from such termination of Continuous Service, and (ii) the expiration date of this Option stated in Paragraph 1 above. During such period following the termination of Participant’s Continuous Service, this Option shall be exercisable only to the extent the Option was vested upon the date of such termination of Continuous Service, but had not previously been exercised. To the extent this Option was not vested upon the date of such termination of Continuous Service, or if Participant does not exercise the Option within the time specified in this Paragraph 2(b), all rights of Participant under this Option shall be forfeited.

(c) In the event of Participant’s death, this Option shall terminate on the earlier of (i) the close of business on the date that is 180 days from the date of Participant’s death, and (ii) the expiration date of this Option stated in Paragraph 1 above. During such period following Participant’s death, this Option may be exercised by the person or persons to whom Participant’s rights under this Option shall have passed by Participant’s will or by the laws of descent and distribution only to the extent the Option was vested upon the date of Participant’s death, but had not previously been exercised. To the extent this Option was not vested upon the date of Participant’s death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(c), all rights under this Option shall be forfeited.

3. Manner of Exercise.

(a) General. The Option may be exercised only by Participant (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering to the Company at its principal office within the option period the Option Exercise Notice attached hereto as Appendix A (the “Notice”). The Notice shall be signed by the Participant and shall state the number of Option Shares as to which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price for all Option Shares designated in the notice. The exercise of the Option shall be deemed effective upon receipt of such Notice by the Company and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the Option Shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised Option Shares any number of times during the option period as provided herein, provided, however, that this Option may not be exercised for a fraction of a share.

(b) Form of Payment. Payment of the option price by Participant shall be in any manner permitted by the Grant Notice, which may include one or more of the following:

i. Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”.

ii. Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time Participant exercises the Option, will include delivery to the Company of Particpant’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Participant may not exercise the Option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

iii. If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. Participant must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under the Option and will not be exercisable thereafter if those shares (x) are used to pay the exercise price pursuant to the “net exercise,” (y) are delivered to Participant as a result of such exercise, and (z) are withheld to satisfy Participant’s tax withholding obligations.

(c) Stock Transfer Records. As soon as practicable after the effective exercise of all or any part of the Option, Participant shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased. The Company may also place a legend on such certificates describing any transfer restrictions set forth in this Agreement.

4. Miscellaneous.

(a) Employment or Other Relationship; Rights as Shareholder. This Agreement shall not confer on Participant any right with respect to the continuance of employment or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Participant shall have no rights as a shareholder with respect to the Option Shares until such Option Shares have been issued to Participant upon exercise of this Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such Option Shares are issued, except as provided in Section 15 of the Plan.

(b) Securities Law Compliance. In no event may the Participant exercise this Option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of this Option also must comply with all other applicable laws and regulations governing this Option, and the Participant may not exercise this Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

(c) Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in a written agreement between the Participant and the Company, pursuant and subject to Section 15 of the Plan, certain changes in the number or character of the Common Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Participant’s rights with respect to any unexercised portion of the Option; provided, however, that Participant shall not have “preemptive” rights.

(d) Shares Reserved. The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(e) Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes are withheld from any amounts payable by the Company to Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part (i) by delivering shares of Common Stock, or (ii) by electing to have the Company withhold shares of Common Stock otherwise issuable to Participant, in either case having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the minimum amount required to be withheld for tax purposes. Participant’s request to deliver shares or to have shares withheld for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s request shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

(f) Non-transferability. During the lifetime of Participant, the Option shall be exercisable only by Participant or by the Participant’s guardian or other legal representative, and shall not be assignable or transferable by Participant, in whole or in part, other than by will or by the laws of descent and distribution.

(g) 2014 Equity Incentive Plan. The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All defined terms of the Plan shall have the same meaning when used in this Agreement. The Plan governs this Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as otherwise provided herein or in the Plan.

(h) Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and any successor or successors of the Participant.

(i) Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to its principles of conflicts of laws.

(j) Participant Representations. The Participant hereby represents and warrants that the Participant has reviewed with her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. The Participant understands that she will be solely responsible for any tax liability that may result to her as a result of the transactions contemplated by this Agreement.

(k) Notices. All notices and other communications provided in this Agreement will be in writing and will be deemed to have been duly given when received by the party to whom it is directed at the following addresses:

If to the Company: Kite Pharma, Inc. 2225 Colorado Ave. Santa Monica, CA 90404	If to the Participant: At the last known address in the records of the Company

* * *

This Stock Option Agreement will be deemed to be signed by Participant upon the signing by Participant of the Grant Notice to which it is attached.

ATTACHMENT II

2014 EQUITY INCENTIVE PLAN

ATTACHMENT III

NOTICE OF OPTION EXERCISE

KITE PHARMA, INC.

2014 EQUITY INCENTIVE PLAN

NOTICE OF OPTION EXERCISE

Attention:         Plan Administrator

1. Exercise of Option. The undersigned holds an option (the “Option”) to purchase shares of common stock of Kite Pharma, Inc., a Delaware corporation (the “Company”). This Notice of Option Exercise constitutes notice pursuant to Section 4 of the Option that the undersigned hereby elects to exercise the Option and purchase the number of shares (the “Shares”) set forth below.

Type of Option (check one):	☐ Incentive	☐ Non-Qualified

Date of Grant:

Number of Shares as to which Option is Exercised:

Certificates to be Issued in Name of:

Per Share Exercise Price:	$

Total Exercise Price:	$

Total Exercise Price:	$

Cash Payment Delivered Herewith:	$

Value of Shares delivered herewith:	$

Regulation T Program (cashless exercise):	$

2. Representations of Participant.

(a) Participant acknowledges that Participant has received, read and understood the Plan and the Option and agrees to abide by and be bound by their respective terms and conditions.

(b) Participant agrees to provide for the payment (in the manner designated by the Company) of Participant’s withholding obligation, if any, relating to the exercise of the Option.

(c) If the Option is an Incentive Stock Option, Participant agrees to to notify the Company in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of the Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such Shares are issued upon exercise of the Option.

Dated:                     , 20

Signature

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